Exhibit 10.2

Loan Agreement

Lender: Takung (Shanghai) Co., Ltd. (a company registered in the People’s Republic of China, registration No.: 310141400028740)

Borrower: Xiaohui Wang, Exit-Entry Permit for Traveling to and from Hong Kong and Macau No.: C25469808

Guarantor: Chongqing Wintus (New Star) Enterprises Group (a company registered in the People’s Republic of China, registration No.: 500103000048186)

The three parties enter into this Agreement after full consultations.

Article 1. The Borrower borrows RMB13,350,000 (equivalent to US$2 million) from the Lender to meet the Borrower’s working capital needs. The loan period shall commence from the date when the Lender pays the full amount to the Borrower (tentatively 24 August 2016) and end on 31 December 2016.

Article 2. The Borrower shall pay interest to the Lender at the annual interest rate of 0% based on the actual loan period.

Article 3. Upon expiry of the loan period, the Borrower shall repay the principal and interest to the Lender in a lump sum. The parties can agree in advance to shorten or extend the loan period.

Article 4. The Borrower designates the following account as the loan account. The loan is deemed to have been provided once it is transferred into the loan account by the Lender. The Borrower and the Guarantor warrants that the funds will be legally transferred and used, and shall be solely responsible for the relevant legal liabilities.

Name of account holder: Chongqing Wintus (New Star) Enterprises Group

Account opening bank: Beipei Sub-branch, Chongqing Branch, China Construction Bank

Account No.: 50001093600050207739

Article 5. The Guarantor shall be jointly responsible for all repayment liabilities of the Lender under this Agreement, including without limitation to the principal, interest and all costs in relation to collection of debts.

Article 6. This Agreement has three original copies, each of the Lender, the Borrower and the Guarantor will keep one original copy, which shall have equal legal effect.

Article 7. This Agreement shall take effect on the date when the three parties sign thereon.

Lender: Date: 24 August 2016
Borrower: Date: 24 August 2016	Guarantor: Date: 24 August 2016